                                 LEASE AGREEMENT




                                     Between
                        Rensselaer Polytechnic Institute
                                   (Landlord)
                                       and
                       Avant Garde Computer Systems, Inc.
                                    (Tenant)


                                        Space:          2,780 square feet
                                                        125 Jordan Road
                                                        Troy, New York 12180

                                        Date:           October 1, 1986

                                        Address of Tenant
                                        to which Notices shall be sent:

                                                        125 Jordan Road
                                                        Troy, New York 12180

                               TABLE OF CONTENTS
                               -----------------

     Paragraph                                               Page
        Number                                               Number
        ------                                               ------

                        SUMMARY
             1          PREMISES                                 1
             2          TERM                                     1
             3          BASE RENT                                1
             4          SECURITY DEPOSIT                         1
             5          ADDITIONAL PAYMENTS                      2-4
             6          USE                                      4
             7          LANDLORD'S MAINTENANCE                   5
             8          TENANT'S MAINTENANCE                     5
             9          PARKING                                  6
            10          ALTERATIONS                              6
            11          SIGNS                                    6
            12          INSPECTION                               7
            13          ASSIGNMENT AND SUBLETTING                7
            14          FIRE AND CASUALTY                        8-9
            15          LIABILITY                                9-10
            16          CONDEMNATION                            10
            17          HOLDING OVER                            10
            18          QUIET ENJOYMENT                         10-11
            19          DEFAULT                                 11
            20          LANDLORD'S REMEDIES                     11-12
            21          MORTGAGE SUBORDINATION                  12
            22          NEW OWNER                               12
            23          MECHANIC'S LIENS                        13
            24          NOTICES                                 13
            25          BUSINESS INTERRUPTION                   13
            26          DELIVERY OF GOODS                       13
            27          NONDISCRIMINATION                       13
            28          WAIVER OF JURY                          14
            29          LANDLORD REFUSAL TO CONSENT             14
            30          WAIVER OF REDEMPTION                    14
            31          ENTIRE AGREEMENT                        14
            32          DESIGN AND OPERATIONS MANUAL            14
            33          IDA FINANCING                           14
            34          CAPTIONS, DELETIONS, DEFINITIONS        15

                                  SUMMARY PAGE


     This page summarizes operational information from the body of the lease for the convenience of the Landlord. In the event of a conflict between information contained herein and that contained in the body of the lease, the terms of the body of the lease shall prevail:

   1. Tenant:  Avant Garde Computer Systems, Inc.

   2. Space:   2,780 square feet, 125 Jordan Road at Rensselaer Technology Park

   3. Term:    3 years

   4. Base Rent and Operating Costs:

          a. Base Rent Per Annum                    Monthly in
                                                     Advance
                                                     -------
               (1) 10/1/86-10/1/87 = $22,935.00     $1,911.00     $8.25 sf
               (2) 10/1/87-10/1/88 =  23,630.00      1,969.00      8.50 sf
               (3) 10/1/88-10/1/89 =  25,020.00      2,085.00      9.00 sf


          b. Operating Costs Per Annum

               (1) 10/1/86 - 10/1/87 = $5,560.00 (Est) $2.00 sf
               (2) 10/1/87 - 10/1/88 = As Adjusted
               (3) 10/1/88 - 10/1/89 = As Adjusted

5.   Special Features:

     A) Tenant relocation or expansion - see addendum.
     B) Renewal - see addendum.

                                 LEASE AGREEMENT


            This agreement between Rensselaer Polytechnic Institute ("Landlord") and Avant Garde Computer Systems, Inc. ("Tenant").


     1. PREMISES: Landlord hereby leases to Tenant premises at the Rensselaer Technology Park ("Park") more particularly described on Exhibit "A" attached hereto and incorporated herein ("premises"). Lease of the premises is subject to the terms and conditions of this agreement. 2,780 square feet have been attributed to premises. Whenever reference is made herein to Tenant's pro rata share based upon square feet of premises, this number shall define square feet of premises.

     2. TERM: The term of the lease shall start on October 1, 1986 and end on September 30, 1989.

          A. Landlord has made no representations as to the repair of the premises, or promises to alter, remodel or improve premises, except as set forth in Schedule "A" herein. Tenant's taking possession of premises shall conclusively show that premises are in good and satisfactory condition.

          B. If premises are not ready for occupancy on the date that this lease is due to commence (because construction has not been completed, or because premises are not vacant, or for any other reason) Landlord shall not be in default. Tenant shall accept possession of premises when Landlord is able to deliver same. The term of this lease shall then begin on the date of delivery, but the end of the lease term shall remain the same. Landlord hereby waives payment of rent covering any period prior to tendering of possession of premises to Tenant. On the date the lease term begins, Tenant shall execute and deliver to Landlord a letter of acceptance of delivery of premises.

     3. BASE RENT: Tenant shall pay annual rent of $22,935.00 in equal monthly installments of $1,911.00 (payable monthly in advance) for the first year of this Lease. See addendum for subsequent year(s) base rent.

     4. SECURITY DEPOSIT: Tenant shall deposit with Landlord one month's base rent as security for the full and faithful performance by Tenant of all required obligations of this lease. The security deposit shall be returned to Tenant after the expiration of this lease if Tenant has fully and faithfully complied with all of its obligations. If Tenant does not fully comply with the conditions of this Lease, Landlord may use the security to pay any amounts owed by Tenant, including damages. If the security is insufficient, Tenant shall upon notice promptly pay all further amounts due.

     5. ADDITIONAL PAYMENTS: In addition to base rent, Tenant shall pay the following as additional rent:

          A. Tenant shall pay its pro rata share of disbursements paid by Landlord for building and appurtenant grounds including (without limitation) Tenant's proportional share of: 1) real property taxes, including all taxes, assessments, special assessments, levies and government charges of any kind and nature whatever (collectively, "taxes") levied, assessed or payable against building and appurtenant grounds; 2) insurance; 3) repair, maintenance, janitorial and cleaning, including supplies of areas for which Tenant is not directly responsible; 4) landscape maintenance including regular mowing of grass, trimming, weed removal and general landscaping of appurtenant grounds; 5) snow plowing; 6) common area utilities, including (without limitation) parking area lighting; 7) water and sewer charges; 8) management and administration expenses; 9) parking lot maintenance and cleaning; 10) and other operating costs.

          B. Tenant shall repay Landlord for additional operating costs directly attributable to Tenant within thirty days of statement rendered by Landlord. These shall include (without limitation): extra fire insurance premiums and unusual water usage charges caused by Tenant's use of premises.

          C. Disbursements paid by Landlord for building and appurtenant grounds (other than those directly attributable to Tenant) shall be proportioned among all tenants of the building. This shall be calculated as follows: the total reimbursements paid by Landlord for building and appurtenant grounds shall be divided by the number of square feet in building in which premises are located. The resulting amount shall be multiplied by the number of square feet attributed herein to premises, and the product shall be Tenant's pro rata share of Landlord's disbursements.

          D. Tenant shall pay Landlord additional rent due hereunder in monthly installments as follows:

               i. Tenant shall pay such costs according to Landlord's estimate of what they will be, which Landlord shall calculate once a year. Payment shall be made monthly in advance, together with basic rental payments.

               ii. For the first year of this Lease, Landlord has estimated such disbursements as $2.00 per square foot. This sum includes only costs set forth in paragraph 5A herein.

               iii. After the close of Landlord's fiscal year, Landlord shall prepare a statement of actual costs (currently called Report of Actual Operating Costs) for the building in which the premises are located and appurtenant grounds.

               iv. A copy of the Report will be furnished to Tenant, and will set forth Tenant's pro rata share of such actual operating costs, as well as any additional operating costs for which the Tenant is responsible pursuant to paragraph 5B herein for which Tenant has not already repaid Landlord.

               v. Tenant shall receive a credit against its share of such costs for additional rent actually paid by it to Landlord. If the sum of Tenant's additional rent payments hereunder is less than the disbursements actually made by Landlord, the Tenant will be billed for the additional amounts for which he is responsible. Tenant shall pay such bill within thirty
                    (30) days after it is rendered. If the sum of Tenant's additional rental payments is greater than the actual disbursements made by Landlord, Tenant shall receive a credit against its next month or months additional rental obligation.

          E. Tenant is responsible for paying all charges for its own use of utilities, which shall be separately metered. Landlord shall, at its own expense, have an electric meter installed in Tenant's name at premises, and Tenant shall, pay its electric bills directly to Niagara Mohawk. Premises heating, air conditioning and ventilation are included in Tenant's separately billed utilities.

          F. If Tenant fails to pay rent or additional rent when due, Tenant shall pay Landlord a late charge of five (5%) percent of such overdue payment. Such late charge shall be in addition to (and not in limitation of) all of Landlord's other rights and remedies hereunder or at law. Such charge shall not be considered liquidated damages.

     6. USE:

          A. The premises shall only be used for: receiving, research, development, testing, storing, shipping and selling (other than retail) technology related products, materials and merchandise (collectively, "Products") made and/or distributed by Tenant, and ordinary and necessary incidental activities. Outside storage (including, without limitation, all motor vehicles such as trucks or trailers) is prohibited without Landlord's prior written consent. Tenant shall at its own cost and expense obtain any and all licenses and permits necessary for its use of premises.

          B. Tenant shall comply with all governmental laws, ordinances, regulations, rules, orders and directives (collectively, "regulations"), including (without limitation) all environmental, energy and zoning regulations. Tenant at its sole expense shall promptly comply with all regulations for the correction, prevention and abatement of nuisances in, upon, or connected with premises.

          C. Tenant shall not permit any objectionable, unpleasant or dangerous odors, smoke, dust, gas, emission, noise or vibrations to emanate from premises, nor permit any activity upon premises which would constitute a nuisance or would disturb or endanger any other tenant of the Park.

          D. Without Landlord's prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly inflammable or which has been listed by EPA as being an actual or suspected carcinogen. Tenant shall not permit premises to be used in any manner which would render the insurance thereon void or in the judgment of the insurer make the insurance risk more hazardous than previously (causing an increase in premiums) or cause the State Board of Insurance or other insurance authority to disallow any sprinkler credits.

     7. LANDLORD'S MAINTENANCE: Landlord shall at its expense maintain only the roof, foundation and the structural soundness of the exterior walls (including windows, glass, plate glass, door or entries) of the building in good repair, reasonable wear and tear excepted. Provided, however, Tenant shall repair and pay for any damage caused by Tenant or Tenant's employees, agents or invitees, or caused by Tenant's default hereunder. Tenant shall immediately give Landlord written notice of any defects or need for repairs for which Landlord is responsible, after which Landlord shall have reasonable time to determine whether such repair is needed, and, if so, to repair. Landlord's liability hereunder shall be limited to the cost of such repairs, maintenance or curing of defect.

     8.   TENANT'S MAINTENANCE:

          A. Tenant shall, at its own cost and expense, keep and maintain all parts of the premises (except those for which Landlord is expressly responsible under the terms of this Lease) clean and in good condition. In the event Tenant fails to carry out required maintenance, and upon written notice from Landlord, Tenant authorizes Landlord to arrange for, at Tenant's expense, Tenant's required cleaning, repair and replacement of premises, including (without limitation): windows, glass and plate glass, doors, any special office entry, interior walls and finished work, floors and floor covering, downspouts, gutters, heating and air conditioning systems, dock boards, truck doors, dock bumpers, paving, plumbing work and fixtures, termite and pest extermination, regular removal of trash and debris, keeping the whole of premises in clean and sanitary condition. Tenant shall not be obliged to repair any damage caused by fire, tornado or other casualty covered by the insurance to be maintained by Landlord pursuant hereto, except that Tenant shall, at Tenant's own expense, repair all damages caused by the negligence of the Tenant or its employees, agents or invitees.

          B. Tenant shall not damage any wall or disturb the integrity and support provided by any wall. Tenant shall, at its own cost and expense promptly repair any damage or injury to any part of the building or grounds caused by Tenant or its employee, agents or invitees.

     9. PARKING: Parking shall be available on a "first-come, first-served" basis in the parking area adjacent to premises, shared by all tenants of that building and Landlord. Landlord may require that all cars shall be marked with a parking decal provided by Landlord. Tenant shall instruct all of its officers, employees and agents not to park in spaces marked for visitor parking.

     10. ALTERATIONS:

          A. Tenant shall not make any alterations, additions or improvement to the premises (including without limitation roof and wall penetrations) (collectively, "alterations") without the prior written consent of Landlord. Tenant may, without the consent of Landlord, but at its own cost and expense and in a good workmanlike manner erect such shelves, bins, machinery and fixtures as it may deem advisable, so long as such comply with all regulations and do not alter the basic character of, or overload or damage, the building or improvements.

          B. All alterations, additions and improvements erected by Tenant shall be Tenant's property during the term of this Lease. Prior to expiration of this Lease, Tenant shall (unless Landlord otherwise elects as provided herein) remove all alterations, additions and improvements erected by Tenant and restore premises to their original condition by the date of lease termination or upon earlier vacating of premises. However, Landlord shall have the right to elect, during the thirty (30) days prior to termination or earlier vacating of premises, that any such alterations, additions and improvements shall become the property of Landlord as of the date of termination or upon earlier vacating of premises, and that they shall not be removed by Tenant.

          C. All removals and restoration to original condition shall be accomplished in a good workmanlike manner so as not to damage the primary structure or structural quality of premises or building.

     11. SIGNS: Tenant shall not erect any signs upon or within premises without prior written approval of the Landlord. This prohibition shall extend, without limitation, to space within premises visible from the outside of the building. Landlord shall not unreasonably withhold its approval if the proposed sign is consistent with the Park design and operations manual as the same may be changed from time to time.

     12. INSPECTION: Landlord, its agents and representatives, shall have the right to enter and inspect premises:

          A. any time during business hours for the purpose of ascertaining the condition of the premises or in order to make such repairs as may be herein required of or permitted to Landlord; and

          B. any time in the event of an emergency, to be determined in Landlord's sole discretion; and

          C. during the one-hundred and twenty (120) days in advance of expiration of this Lease, at any time during business hours to show premises. During such one-hundred and twenty (120) days, Landlord shall have the right to erect on premises a suitable sign stating that premises are available.

          D. Tenant shall meet with Landlord on premises for a joint inspection of premises thirty (30) days prior to vacating. If Tenant fails to arrange for such joint inspection, Landlord's inspection at or after Tenant's vacating premises shall conclusively determine Tenant's responsibility for repairs and restoration.

          E. Landlord shall at all times have a key to all locks to premises. Tenant shall not change or install any locks without Landlord's prior approval for consistency with Landlord's master key.

     13. ASSIGNMENT AND SUBLETTING:

          A. Tenant shall not assign this Lease or sublet the whole or any part of premises without prior written consent of Landlord. If Landlord consents to such, Tenant shall remain directly, primarily and fully responsible and liable for the payment of the rent herein specified and for compliance with all its other obligations hereunder.

          B. In the event of default (defined at paragraph 19 herein), if premises or any part thereof have been assigned or sublet, Landlord, in addition to any other remedies provided herein or by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant hereunder. Such collections, if any, shall not be a novation or a release of Tenant from any performance of Tenant's obligation hereunder except so much of rent due as is so collected.

     14. FIRE AND CASUALTY:

          A. Landlord shall maintain standard fire and extended coverage insurance covering the building at which premises are a part in an amount of not less than eighty (80%) percent (or for such greater percentage as may be necessary to comply with the provisions of any co-insurance clauses of the policy) of the "replacement cost" thereof as such term is defined in the Replacement Cost Endorsement to be attached thereto. Such coverage shall insure against the perils of fire, lightning, and extended coverage, such coverages and endorsements to be as defined, provided and limited in the standard bureau forms prescribed by the insurance regulatory authority for New York State. Subject to the other provisions in this paragraph 14, such insurance shall be for the sole benefit of Landlord and under its sole control.

          B. If premises should be damaged or destroyed by fire, wind or other casualty, Tenant shall give Landlord immediate written notice thereof. If premises have been destroyed, or in Landlord's sole judgment damaged beyond usability, Landlord may, in its sole discretion, terminate this lease and the rent shall be abated during the unexpired portion of this lease (effective upon the date of the occurrence of such damage or destruction). No damages shall be payable to Tenant if Landlord so terminates.

          C. If Landlord does not choose to terminate, but rather decides to repair or rebuild premises, the rent payable hereunder during the period in which premises are not tenantable shall be reduced to such extent as may be fair and reasonable under all the circumstances during such period of repair or rebuilding. At the completion of such repair or rebuilding, rent shall resume for the full amount herein set forth for the remainder of the term of the lease.

          D. If holder of an instrument (defined at paragraph 21 herein) requires that the insurance proceeds be applied to pay off the indebtedness evidenced by that instrument, Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder. In such event, all rights and obligations hereunder shall cease and terminate, except for any payments previously due and owing from Tenant to Landlord.

          E. To the extent that either party has insurance payable to it under any policy of insurance (directly or by subrogation), the other party is hereby released from any claim for loss or damage to property caused by fire or other peril, but only if the releaser's insurance policy (or policies) contains a clause or endorsement to the effect that any such release shall not adversely effect or impair the policy or prejudice the right of the releaser to recover under the policy.

          This release shall be effective even if the loss or damage is caused by fault or negligence of the party released, or anyone for whom it is responsible, but this release is effective only to the extent and limit of the proceeds payable under the releaser's insurance policy.

     15. LIABILITY:

          A. Covenant not to sue. Tenant shall not commence an action, interpose a counterclaim, or implead Landlord for any injury to person or damage to property on or about premises resulting from and/or caused in part or whole by:
1) the negligence or misconduct of Tenant, its directors, officers, agents, servants or employees, or of any other person entering upon premises for Tenant's purposes; or 2) Tenant's failure to repair; or 3) leakage of gas, oil, water or steam or electricity emanating from premises prior to or within 2 working days after notification to Landlord by Tenant or Tenant's agent.

          B. Indemnification. Tenant shall at all times indemnify and hold harmless Landlord, its Trustees, officers, employees and agents, from any loss, liability , claims, suits, costs, expenses (including, without limitation, attorneys fees) and damages, (actual or punitive), arising out of any personal injury or property damage associated with premises, except for personal injury or property damage caused by gross negligence of Landlord or (but only if Tenant has duly notified Landlord of the need for repair) failure of Landlord to repair any part of premises which Landlord is obligated to repair and maintain hereunder.

          C. Insurance. Tenant shall procure and maintain throughout the term of this Lease a policy or policies of insurance at its sole cost and expense, insuring Tenant against all claims, demands or actions arising out of or in connection with: (i) premises; (ii) the condition of premises; (iii) Tenant's operations, maintenance and use of premises; and (iv) all assumed contractual liability.

The limits of such policy or policies shall be in aggregate amounts of no less than Two Million ($2,000,000) Dollars. Tenant shall name Landlord and Tenant as insured. All such policies shall be procured by Tenant from responsible insurance companies satisfactory to Landlord. Evidence of such insurance shall be provided to Landlord prior to commencement date of this Lease.

     16. CONDEMNATION: In the event premises, or any portion thereof, shall be taken by Eminent Domain (or by private purchase in lieu thereof):

          A. the proceeds of such taking or purchase shall exclusively belong to Landlord.

          B. This Lease shall not terminate so long as Tenant can still carry on its business on premises but rental shall abate in proportion to space taken.

          C. This lease shall terminate if it is impossible (by reason of such taking or purchase) for Tenant to still carry on its business on premises.

     17. HOLDING OVER: At the termination of this Lease Tenant shall yield up immediate possession to Landlord. If Landlord agrees in writing that Tenant may hold over after the expiration or termination of this Lease, the hold over tenancy shall be subject to termination by Landlord at any time upon not less than five (5) days advance written notice, or by Tenant at any time upon not less than thirty (30) days advance written notice. All other terms and provisions of this Lease shall be applicable during the hold over tenancy, except that Tenant shall pay Landlord as rental through the period of any hold over an amount equal to one and one-half times the base rent and additional rent in effect on termination date. Such rental shall be computed on a daily basis for each day of the hold over period. No holding over by Tenant, whether with or without consent of Landlord, shall extend this Lease except as otherwise expressly provided herein. This paragraph may not be interpreted for any purpose as a consent by Landlord to any hold over by Tenant.

     18. QUIET ENJOYMENT: Subject to all rights of mortgagees, as set forth in paragraph 21 herein Landlord covenants that:

          A. It now has, or will have before Tenant takes possession of the premises, good title to the premises. Such title is or shall be free and clear of all liens and encumbrances, except for liens for current taxes not yet due, such mortgage or mortgages as are permitted by the terms of this Lease, regulations as defined herein, and easements, restrictions and other conditions for record.

          B. Landlord has full right and authority to enter into this Lease.

          C. Tenant, upon paying rent as required, and performing its other obligations, shall peaceably and quietly have, hold and enjoy the premises for the term without hindrance or molestation from Landlord.

     19. DEFAULT: The following shall be events of default by Tenant under this
Lease:

          A. Tenant's failure to pay any installment of rent or additional payments, required by this lease when due, and such failure continues for a period of fifteen (15) days from the due date.

          B. Tenant becoming insolvent, making a transfer in fraud of creditors, or making an assignment for the benefit of creditors.

          C. Tenant filing a petition under any bankruptcy law of the United States or any state, or Tenant being placed in bankruptcy proceedings or adjudged bankrupt or insolvent in proceedings filed against Tenant.

          D. Receiver or trustee or similar officer being appointed for all or substantially all of Tenant's assets.

          E. Tenant failing to comply with any other teem, provision or covenant of this Lease and not curing such within ten (10) days after written notice thereof.

     20. LANDLORD'S REMEDIES: If Tenant defaults Landlord may pursue any one or more of the following remedies without any notice or demand whatsoever:

          A. Terminate the Lease. In such event, Tenant shall immediately surrender the premises to Landlord. If Tenant fails to do so, Landlord may, without limiting any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the premises and remove Tenant and any other person that may be occupying premises without being liable for prosecution or any claim of damages therefor. In such event, Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, including without limitation Landlord's inability to relet the premises on terms satisfactory to Landlord.

          B. In the event of a termination and removal as set forth herein7 Landlord may:

               1) relet the premises and receive rent therefor. Tenant shall pay to Landlord on demand any deficiency between rent under this Lease and the reletting. If Landlord relets the premises at a greater rental, such excess shall be the sole property of Landlord, and Tenant hereby waives any claim to such relet excess rent; and

               2) perform Tenant's obligations under the terms of this Lease. Tenant agrees to reimburse landlord on demand for any expenses which Landlord incurs in fulfilling Tenant's obligations.

          C. Exercise of any of the remedies set forth herein or otherwise provided by law, shall not constitute a forfeiture or waiver of any rent or other payments due to Landlord, or of any damages accruing to Landlord; nor shall any act of Landlord hereunder be deemed an acceptance of surrender of premises. Only a writing signed by Landlord shall constitute a valid acceptance of surrender of premises.

          D. Landlord's acceptance of any rent or other payments hereunder after a default by Tenant shall not be deemed a waiver of such default unless Landlord so notifies Tenant in writing. Forbearance by Landlord to enforce a remedy shall not be a waiver of default or Landlord's right to enforce any remedy with respect to that default or any later default. Tenant shall pay Landlord's reasonable attorneys fees in the enforcement or defense of any of Landlord's rights or remedies hereunder.

          21. MORTGAGE SUBORDINATION: Tenant accepts this Lease subject and subordinate to any mortgage(s) and/or deed(s) of trust, mortgage modifications, extensions and additions (collectively, "instruments") now or at any time hereafter constituting a lien or charge upon the premises or improvements thereon. Tenant shall at any time hereafter and as often as requested to do so on demand execute any documents which may be required by any holder of an instrument for the purpose of subjecting and subordinating this Lease to the lien of any such instrument.

     22. NEW OWNER: If Landlord shall sell, assign, or convey its right, title and interest in premises to another (called herein "new owner"), this Lease shall continue in full force and effect; Tenant shall in all respects recognize the new owner as its Landlord under this Lease, paying all rents and complying with all terms of this Lease. In such event, Landlord shall turn over Tenant's security deposit, if any, to the new owner. Landlord's liability to return same to Tenant shall then cease, and the new owner shall then be obligated to return security deposit to Tenant subject to the terms and conditions of this Lease. The new owner shall have all of Landlord's rights and shall assume all of Landlord's obligations hereunder.

     23. MECHANIC'S LIENS: Tenant shall have no authority, express or implied, to create, place or allow any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the premises. Payments under this Lease shall not be chargeable by any third party, including any who may furnish materials or perform labor for any construction or repairs. Any claim or lien shall affect and attach to, if at all, only the leasehold interest granted to Tenant by this agreement. Tenant shall pay all sums legally due and payable by it on account of any labor performed on premises. Tenant shall indemnify and hold Landlord harmless from any and all loss, costs or expense (including, without limitation, reasonable legal fees) based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of Landlord in premises.

     24. NOTICES: Tenant shall send all rent or required notices by hand-delivery or be registered mail to Landlord at 100 Jordan Road, Troy, New York, 12180. Landlord shall provide any notice to Tenant by hand-delivery or registered mail at the address set forth on the title page hereof, or as Tenant may otherwise designate in writing. Any notice or payment made shall be deemed delivered when actually received and not when deposited in the mail.

     25. BUSINESS INTERRUPTION: Landlord shall not be responsible to Tenant for any damages or inconvenience caused by interruption of business or inability to occupy premises for any reason whatsoever.

     26. DELIVERY OF GOODS: All deliveries to and shipments from Tenant are the sole responsibility of Tenant. Tenant shall provide that such do not disrupt any other tenant of the Park. Landlord, in its sole discretion, may reasonably regulate such deliveries and shipments to prevent disturbance to other tenants of the Park.

     27. NONDISCRIMINATION: Tenant shall not discriminate against any employee or applicant for employment because of race, color, religion, sex or national origin or in any other way prohibited by law. Tenant shall act affirmatively to ensure that applicants are employed, and employees treated during employment, without regard to race, color, religion, sex or national origin or other discrimination prohibited by law. Such nondiscrimination shall include, without limitation: employment, promotion, demotion, transfer, recruitment, advertising, lay-off, termination, rates of pay or other forms of compensation, selection of training, including apprenticeship.

     28. WAIVER OF JURY: Landlord and Tenant waive trial by Jury in any matter-pertaining to this Lease (except for a personal injury or property damage claim).

     29. LANDLORD REFUSAL TO CONSENT: If Landlord is required to give reasonable consent in any matter hereunder (rather than such consent being in Landlord's sole discretion), and Landlord refuses to consent, Tenant's sole remedy shall be to apply to an appropriate court to request that Landlord be directed to give its consent. Tenant agrees not to make any claim against Landlord for money or subtract any sum from rent based on Landlord's refusal to consent.

     30. WAIVER OF REDEMPTION: Tenant waives all rights to redeem under any law of the State of New York.

     31. ENTIRE AGREEMENT: Both parties have read this Lease and understand that it sets forth their entire agreement. This Lease may be changed only by an agreement in writing duly signed and acknowledged and delivered to each party.

     32. DESIGN AND OPERATIONS MANUAL: Tenant has read the design and operations manual of the Rensselaer Technology Park, which is hereby incorporated by reference. Tenant shall comply with all applicable provisions of said manual as it now exists or may be revised from time to time.


     33. IDA FINANCING: Tenant hereby certifies to Landlord that:

          A. Other than the North Greenbush Industrial Agency's 1985 Industrial Development Revenue Bonds ("Bonds"), no other bonds, notes or other obligations the interest on which is exempt from federal taxation under Section 103 of the Internal Revenue Code are outstanding, the proceeds of which have been used to finance facilities located in whole or in part in the Town of North Greenbush, Rensselaer County, New York, or to finance facilities which are contiguous to or integrated with facilities located in the Rensselaer Technology Park in the Town of North Greenbush, Rensselaer County, New York, and where a Principal User of such facilities or Beneficiary of such bonds, notes or other obligations is also Tenant or one or more related persons.

          B. Notwithstanding any other provisions of this Lease, Tenant shall be bound by the representations contained in this paragraph; Landlord shall have full remedies for breach and damages. Tenant certifies that its Federal Employer Identification number (or social security number if an individual) is 14-1626415.

     34. CAPTIONS, DELETIONS, DEFINITIONS: Headings and captions used in this Lease are for the convenience of reference only, and are not deemed to modify any of the legal rights of the parties, such deletion may not be used in interpreting the rights of the parties hereunder. Each party shall then have all rights which it would have had, at law or otherwise, as if such deleted provision had never been a part hereof.

TENANT                                      LANDLORD

 Avant Garde Computer Systems, Inc.         RENSSELAER POLYTECHNIC
------------------------------------        INSTITUTE

BY: /s/ Frank Pascuito                      BY: /s/ Paul Lawler
   ---------------------------------           -----------------
POSITION: President                         POSITION: Vice President for Finance
          --------------------------                  --------------------------
DATED: 9/16/86                              DATED: 9/25/86
      ------------------------------               -----------------------------

                                            BY: /s/ Michael H. Wacholder
                                                ------------------------
                                            POSITION: Director/RTP
                                                      ------------------
                                            DATED: 9/26/86
                                                   ---------------------

                                  SCHEDULE "A"


     In addition to the provision of standard ceilings at 9 foot heights, lighting, perimeter walls, HVAC secondary ducts and diffusers, and 100 AMP electric service,

(a) Landlord will provide the sum of $11,120.00 as an amount to offset total other modification costs.

(b) Tenant agrees to reimburse Landlord for unamortized portion of modification expense per Landlord's modification allowance based on a three-year straight-line amortization schedule should Tenant occupy the space described in Exhibit A for a period of time less than three years, or fail to occupy additional or other space at 125 Jordan Road, or another facility located at Rensselaer Technology Park.

(c) Tenant agrees to reimburse Landlord for modification costs in excess of the amount provided by Landlord according to the following payment schedule:

                        Upon receipt of Landlord's bill.

                                    ADDENDUM

Tenant relocation or expansion

Landlord reserves the right to relocate Tenant into comparable Premises any time after the first year of the lease term upon Tenant's receipt of written notification, which shall be given at least 90 days prior to planned relocation date. Landlord agrees to reimburse Tenant for all reasonable, direct, move-related expenses.

Upon notification of Landlord by Tenant (in writing 90 days in advance) of Tenant's need to occupy additional or new space at Rensselaer Technology Park, Landlord will make every reasonable effort to provide such additional or new space providing such space is at least 100% larger than the premises described in this Lease and such space is available.

Renewa1

Tenant will notify Landlord in writing 90 days before the expiration of this Lease of its intent to renew this Lease. Lease costs will be negotiated at the time Tenant notifies Landlord of its intent to renew this Lease. Tenant and Landlord agree that reasonable efforts will be made to arrive at mutually agreeable rates at least 30 days prior to the expiration of this Lease.

                          AMENDMENT TO LEASE AGREEMENT

     This Amendment to Lease Agreement (the "Amendment") is made as of February 1, 1996, between Rensselaer Polytechnic Institute, ("Landlord"), and IFS International, Inc. ("Tenant").

                                    RECITALS

     1. Landlord and Tenant have previously entered into a Lease Agreement, (the "Lease") dated August 1, 1995 and executed by Landlord on September 25, 1995 and by Tenant on September 15, 1995, pursuant to which Landlord leased to Tenant 6717 square feet of premises known as 185 Jordan Road in the Rensselaer Technology Park, more particularly described in Exhibit "A" to the Lease, for a term commencing August 1, 1995 and ending July 31, 1999.

     2. Landlord and Tenant now desire to change certain terms of the Lease, pursuant to paragraph "31" thereof, as more particularly set forth in this Amendment.

     NOW THEREFORE, in consideration of the foregoing recitals Landlord and Tenant agree as follows:

     1. Paragraph "1" of the Lease is amended to provide that the premises shall henceforth consist of 8459 square feet described on Exhibit "B" attached to this Amendment including the 6717 square feet described in Exhibit "A" to the Lease and an additional 1742 square feet at 185 Jordan Road as shown on Exhibit "B."

     2. Paragraph "3" of the Lease is amended to provide that the annual base rent rate per square foot for the additional 1742 square foot space shall correspond to the base rent rate of the original 6717 square feet during the remaining period in the Lease from February 1, 1996 to July 31, 1999. The additional rent for the 8459 square feet shall be billed at the same rate and in the same manner as specified in the Lease Agreement. Tenant shall pay annual rent in equal monthly installments payable in advance on the first day of the month. See the attached Schedule "B" for base rent and additional rent.

     Additional rent is the Tenant's pro-rated share of disbursements paid by Landlord for such operating costs as real property taxes, insurance, repair, maintenance, janitorial expenses, etc. This rent is based on actual expenditures for which Tenant shall receive a full accounting annually. If the sum of tenant's additional rental payments is greater than the actual disbursements made by Landlord, Tenant shall receive a credit against its next month's or months' additional rental obligation. If the sum of Tenant's additional rent payments hereunder is less than the disbursements actually made by Landlord, the Tenant will be billed for the additional amounts for which it is responsible.

     3. Tenant is responsible for paying all charges for its own use of utilities, which are separately metered; however Tenant shall continue to pay Landlord a utility fee on the first day of the month for its prorated share of utility expenses (adjusted annually on the basis of actual costs and an assessment of user requirements) on 3272 square feet comprising the 1530 square feet, part of its originally leased 6717 square feet, and the additional 1742 square feet of this Lease Amendment. During the period of February 1 to July 31, 1996 the estimated share of utility expenses shall continue at the annual rate of $2.00 per square foot. Tenant shall have electric and gas meters assigned to its name and shall pay its electric and gas bills directly to the utility company. Premises lighting, outlets, heating, air conditioning and ventilation are included in Tenant's separately billed utilities.

     4. Improvements required for expansion shall be undertaken as shown on Exhibit "B" which reflects modifications agreed upon between Landlord and Tenant for both the originally leased 6717 square foot premises and the 1742 square foot addition. Any additional modifications shall be at Tenant's expense. All telephone and computer cabling shall be done at Tenant's expense as well as any specialized electrical connections.

     5. Landlord and Tenant hereby confirm and ratify all other provisions of the Lease except those provisions explicitly changed hereby.

     6. Insofar as any provision of this Amendment to is inconsistent with any provision of the Lease, the provisions of this Amendment control and render any inconsistent provisions of no force and effect.

     7. In all other respects the Lease remains unchanged and in full force and effect.

     8. Executed counterparts of this Amendment have been delivered to Landlord and Tenant.

     In Witness Whereof Landlord and Tenant have executed and acknowledged this Amendment on the dates hereinafter set forth.

TENANT                            LANDLORD
IFS INTERNATIONAL, INC.           RENSSELAER POLYTECHNIC INSTITUTE
By: ________________________      By: ____________________________
Position: __________________      Position: ______________________
Dated: _____________________      Dated: _________________________


                                  By: __________________________________________
                                  Position: Director. Rensselaer Technology Park
                                            ------------------------------------
                                  Dated: _______________________________________

                                  SCHEDULE "B"

                          SCHEDULE OF MONTHLY PAYMENTS

                             IFS International, Inc.

                                8459 square feet

2/1/96-7/13/96
--------------

 Base Rent                          $ 82,475.00           $ 6,873.00
 Additional Rent                      24,531.00             2,044.00
 Utilities (3272 sf)                   6,544.00               545.00
                                    -----------            ---------
 Total                              $113,550.00           $ 9,462.00


8/1/96-7/31/97
--------------

 Base Rent                          $ 82,475.00           $ 6,873.00
 Additional Rent             To be based on actual costs for fiscal year 1995-96
 Utilities                   To be based on actual costs for fiscal year 1995-96


8/1/97-7/31/98
--------------

 Base Rent                          $ 82,475.00           $ 6,873.00
 Additional Rent             To be based on actual costs for fiscal year 1996-97
 Utilities                   To be based on actual costs for fiscal year 1996-97


8/1/98-7/31/99
--------------

 Base Rent                          $ 83,744.00           $ 6,979.00
 Additional Rent             To be based on actual costs for fiscal year 1997-98
 Utilities                   To be based on actual costs for fiscal year 1997-98